UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2009

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

New York	13-3238402
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

810 Seventh Avenue New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

On April 22, 2009, the Board of Directors (the “Board”) of Comverse Technology, Inc. (the “company”) made determinations with respect to the compensation of Andre Dahan, the Company’s President and Chief Executive Officer, for the fiscal year ended January 31, 2009 (“Fiscal 2008”) and the fiscal year ending January 31, 2010 (“Fiscal 2009”).

The Board approved a Fiscal 2008 bonus payout to Mr. Dahan of $500,000. In addition, the Board approved the grant of deferred stock units to Mr. Dahan of 420,000 shares under the Comverse Technology, Inc. 2005 Stock Incentive Compensation Plan. Each deferred stock award represents the right to receive one share of the Company’s Common Stock at the end of the applicable deferral period. One-third (1/3) of the awards granted are scheduled to vest, and shares of Common Stock in respect thereof delivered, on each of April 6, 2010, April 6, 2011 and April 6, 2012, subject to accelerated vesting under certain circumstances, provided that, if on any vesting date there is no effective registration statement under the Securities Act of 1933, as amended, in respect of such shares on Form S-8, the delivery of the shares vested on such vesting date will be deferred to the first date following such vesting date on which such shares are the subject of such an effective registration statement, but in no event later than March 15 of the year succeeding such vesting date. Notwithstanding the foregoing, the vesting and delivery of 100,000 shares granted to Mr. Dahan will be conditioned upon the achievement by the Company and Comverse, Inc. of a specified performance criterion based on pro forma operating income for Fiscal 2009, and such shares will be forfeited if such performance criterion is not achieved.

In respect of Fiscal 2009, the salary for Mr. Dahan was unchanged and the Board set the on target bonus opportunity for Mr. Dahan at $1,000,000 . The payment of on target bonus for Fiscal 2009 will depend on the financial performance of the Company and Comverse, Inc., based on annual revenue, bookings, specified pro forma operating income and pro forma cash flow targets and individual performance, with the bonus payout based 80% on the financial performance of the Company and Comverse, Inc. and 20% on individual performance. Any bonus payout may be adjusted up or down by up to 20% of Mr. Dahan's on target bonus based on an evaluation of the executive under leadership criteria by the Board. However, in the event that the Company and Comverse, Inc. do not achieve the pro forma operating income (as defined in the plan) target for Fiscal 2009, no bonus may be paid under the financial or individual performance standards except that a bonus payout of up to 20% of Mr. Dahan’s on target bonus may be paid under the leadership criteria. The Board has reserved the right to re-evaluate these bonus arrangements, including the financial performance metrics.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.
By:	/s/ Shefali A. Shah
Name:	Shefali A. Shah
Title:	Acting General Counsel

April 24, 2009

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